UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 4, 2018
(Date of earliest event reported)

Royale Energy, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	000-55912	33-02224120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1870 Cordell Court, Suite 210
El Cajon, California 92020
(Address of principal executive offices) (Zip Code)

(619) 383-6600
 (Registrant’s telephone number, including area code)

Royale Energy Holdings, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act.          ☐

Item 1.01.          Entry into a Material Definitive Agreement

Contribution Agreement,

On April 4, 2018, RMX Resources, LLC (“RMX”), CIC RMX LP (“CIC”), and Royale Energy, Inc. (“Royale”), and two of Royale’s subsidiaries, Royale Energy Funds, Inc. (“REF”), and Matrix Oil Management Corporation (“Matrix”), entered into a Subscription and Contribution Agreement (the “Contribution Agreement”) and certain other agreements contemplated therein (the “Transaction”).  The Contribution Agreement provides that Royale, REF and Matrix will contribute certain assets to RMX Resources, LLC (“RMX”), a newly formed Texas limited liability company. In exchange for its contributed assets, Royale will receive a 20% equity interest in RMX, an equity performance incentive interest and up to $20.0 million to satisfy Matrix’s current senior lender, Arena Limited SPV, LLC, in full, and to pay REF, Matrix and Royale’s trade payables and other outstanding obligations.  CIC will contribute an aggregate of $25.0 million in cash to RMX in exchange for (i) an 80% equity interest in RMX, with preferred distributions until certain thresholds are met, (ii) a warrant (“Warrant”) to acquire up to 4,000,000 shares of Royale’s common stock at an exercise price of $0.01 per share and registration rights pursuant to a Registration Rights Agreement (“Registration Rights Agreement”).

The assets to be contributed by Royale and its subsidiaries include (i) all of their respective oil and gas properties located in the State of California other than certain excluded assets (the “Excluded Assets”), (ii), the right to acquire the 50% non-operated working interest in oil and gas leases in the Sansinena and East Los Angeles fields (“Sunny Frog Acquisition Agreement”) operated by Matrix Oil Corporation (“Matrix Operator”) and (iii) all of the stock of Matrix Operator.  The Excluded Assets include 50% of Matrix’s working interest ownership in (i) the City of Whittier and (ii) the East LA Field, the oil and gas leasehold interest, equipment and properties owned by Royale prior to February 1, 2018, and business equipment and other personal property held by Matrix Operator.

The Contribution Agreement contemplates a two-step closing and funding, with the First Closing consummated on April 4, 2018 and the Second Closing to occur by April 13, 2018, unless mutually extended by the parties.   After the closing of the Transaction, RMX will develop and operate the oil and gas assets which are being contributed under terms of a joint operating agreement with Matrix Operator.

Immediately upon execution of the Contribution Agreement and consummation of the First Closing, RMX purchased the 50% non-operated working interest in oil and gas leases in the Sansinena and East Los Angeles fields pursuant to the Sunny Frog Acquisition Agreement for approximately $15 million, pursuant to the Sunny Frog Acquisition Agreement, as amended.

As a requirement of the Contribution Agreement, Jonathan Gregory, the Chief Executive Officer of Royale, also became CEO of RMX and will devote 75% of his attention to RMX over a one year period.  Mr. Gregory entered into an employment agreement (the “Gregory Employment Agreement”) with Royale and separately with RMX.  RMX is acquiring Matrix Operator and its employees in order to continue the current development efforts on the property being acquired by RMX. Under the terms of a management services agreement (the “Management Services Agreement”), required by the Contribution Agreement, Royale will provide RMX with its required accounting, financial reporting and analysis and regulatory support services for a payment of $180,000 per month for the first twelve months, and a fee of $150,000 per month thereafter.

The foregoing description of the  Contribution Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Contribution Agreement, a copy of which is filed as  Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

RMX Company Agreement

RMX has been recently organized by Royale and CIC to develop and operate the oil and gas assets contributed to it in the Transaction.  In connection with the First Closing, Royale and CIC became members of RMX under the RMX Company Agreement which provides that:

•
RMX will have a six member board of managers (or equivalent governing body); CIC has the right to appoint four members of the board and Royale has the right to appoint two members of the board, Jonathan Gregory, CEO of Royale and Johnny Jordan, President of Royale will serve as initial appointees of Royale;

•	Royale will have a 20% equity interest in RMX, plus an equity performance incentive interest;
•
For a period of 24 months, Royale will also be required to offer and cause its affiliates to offer, the opportunity to acquire up to a 50% interest in all opportunities to invest in any onshore, oil and gas producing properties identified by them located in California, to RMX, which shall be entitled to invest in for its pro rata share.

The foregoing description of the  RMX Company Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the RMX Company Agreement, a copy of which is filed as  Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Gregory Employment Agreement

Royale entered into an employment agreement with Royale’s current CEO and a member of its board of directors, Jonathan Gregory, effective April 4, 2018 through March 31, 2019. Under the terms of the agreement, Mr. Gregory will devote an average of 25% of his business time to Royale and the remainder of his business time to RMX.  On or after September 30, 2018, after the passage of 90 days’ notice from RMX, but no later than March 31, 2019, Mr. Gregory may be required to resign as an officer and employee of Royale, provided that, Mr. Gregory shall be entitled to remain as a member of the Royale board of directors unless and until RMX determines that such service presents conflicts of interest. Royale will pay to Mr. Gregory an annual base salary of $62,500 per year.  At the sole discretion of Royale’s board of directors, Mr. Gregory may be eligible to participate in bonus or incentive plans.

The foregoing description of the Gregory Employment Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Gregory Employment Agreement, a copy of which is filed as  Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Management Services Agreement

In connection with the Second Closing, Royale will enter into the Management Services Agreement with RMX pursuant to the Contribution Agreement. Royale will provide RMX with its required accounting, financial reporting and analysis and regulatory support services for a payment of $180,000 per month for the first twelve months, and a fee of $150,000 per month thereafter.  RMX may deduct from the monthly payments the cost of preparation and delivery of audited financial statements and reserve reports if required as a result of Royale’s reporting obligations under the Securities Exchange Act of 1934 or to offset salary payments to RMX’s chief executive officer if such payments are not made directly to the executive by Royale.

The foregoing description of the  Management Services Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Management Services Agreement, a copy of which is filed as  Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Warrant and Registration Rights Agreement

As consideration under the Contribution Agreement, in connection with the Second Closing, Royale will issue to CIC, a warrant to acquire up to 4,000,000 shares of Royale’s common stock at an exercise price of $0.01 per share with an exercise period of five years. Royale and CIC will also enter into a Registration Rights Agreement granting CIC registration rights for the shares of Common Stock to be issued by Royale upon exercise of the Warrant.

The foregoing description of the Warrant and Registration Rights Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Warrant and Registration Rights Agreement, a copy of which is filed as Exhibit 4.1 and 4.2, respectively to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01.          Completion of Acquisition or Disposition of Assets

First Closing on Contribution Agreement

On April 4, 2018, Royale, REF, Matrix, RMX and CIC consummated the First Closing of the Contribution Agreement and the description thereof set forth under Item 1.01 is incorporated by reference in this Item 2.01.

The information set forth in Item 1.01 with respect to the Transaction is incorporated herein by reference.

Item 3.02.          Unregistered Sales of Equity Securities.

The proposed issuance of the Warrant pursuant to the Contribution Agreement and the description thereof set forth under Item 1.01 are incorporated by reference in this Item 3.02. The Warrant will be issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act as sales by an issuer not involving any public offering.

The information set forth in Item 1.01 with respect to the Transaction is incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers, Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Royale’s entry into an employment agreement with its current CEO and a member of its board of directors, Jonathan Gregory, and the description thereof set forth under Item 1.01 is incorporated by reference in this Item 5.02.

Item 9.01          Financial Statements and Exhibits

(d)          Exhibits

Exhibit No.	Description
2.1*	Subscription and Contribution Agreement by and among RMX, CIC, Royale, REF and Matrix (April 4, 2018)
4.1*	Form of Common Stock Purchase Warrant to be issued by Royale to CIC upon Second Closing of Contribution Agreement
4.2*	Form of Registration Rights Agreement between Royale and CIC upon Second Closing of Contribution Agreement
10.1*	Company Agreement of RMX (April 4, 2018).
10.2*	Assignment and Assumption Agreement by and between Sunny Frog Oil, LLC, RMX, Royale, and SFO Production Payment LLC (April 4, 0218).
10.3*	Conveyance of Term Overriding Royalty Interest between Sunny Frog Oil, LLC, and Royale (April 4, 2018).
10.4*	Executive Employment Agreement between Jonathan Gregory and Royale (April 4, 2018)
10.5*	Form of Management Services Agreement between Royale and RMX to be entered upon Second Closing of Contribution Agreement
10.6*	Purchase and Sale Agreement between Sunny Frog Oil, LCC, and REF (November 27, 2017).

*          Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALE ENERGY, INC.

Date: April 10, 2018	By:	/s/ Jonathan Gregory
	Name:	Jonathan Gregory
	Title:	Chief Executive Officer